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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:

VALHI, INC.                           Bobby D. O'Brien
Three Lincoln Centre                  Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700          (972) 233-1700
Dallas, Texas 75240-2697


                        VALHI DECLARES QUARTERLY DIVIDEND



         DALLAS, TEXAS . . . August 31, 2005 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on September 30, 2005 to stockholders of record at the close of business on September 13, 2005.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium metals products and waste management industries.

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